UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Lifeline Systems, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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LIFELINE SYSTEMS, INC.

111 Lawrence Street

Framingham, MA 01702-8156

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 21, 2003

To the Stockholders of

LIFELINE SYSTEMS, INC.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Lifeline Systems, Inc., a Massachusetts corporation (the “Company”), will be held on Wednesday, May 21, 2003, at 10:00 A.M., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, 02109, to consider and vote upon the following matters:

1.	The election of three Class II Directors, each to hold office until the Annual Meeting of Stockholders in 2006 and until his or her successor is elected and qualified;

2.	The approval of an amendment to the Company’s 2000 Stock Incentive Plan;

3.	The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the current fiscal year ending December 31, 2003; and

4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments of the meeting.

Stockholders of record at the close of business on April 4, 2003 are entitled to vote at the meeting. Your vote is important regardless of the number of shares you own. Whether you expect to attend the meeting or not, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope we have provided. You can also authorize the voting of your shares over the Internet or by telephone as provided in the instructions set forth on the proxy card. Your prompt response is necessary to assure that your shares are represented at the meeting. You can change your vote and revoke your proxy at any time before the polls close at the meeting by following the procedures described in the accompanying proxy statement.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

JEFFREY A. STEIN, Clerk

Framingham, Massachusetts

April 14, 2003

LIFELINE SYSTEMS, INC.

111 Lawrence Street

Framingham, MA 01702-8156

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

May 21, 2003

This Proxy Statement contains information about the Annual Meeting of Stockholders of Lifeline Systems, Inc. (the “Company”). The Annual Meeting is scheduled to be held at 10:00 A.M. local time on Wednesday, May 21, 2003 (the “Annual Meeting”) at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts.

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting, and at any adjournment or adjournments of the Annual Meeting. All proxies will be voted in accordance with the instructions contained therein, and if no instruction is specified, the proxies will be voted in favor of proposals 1, 2 and 3 set forth in the Notice of Meeting.

Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Chief Financial Officer of the Company, by the submission of another signed proxy bearing a later date, by a later electronic vote or by the stockholder’s personal attendance at the meeting and voting by ballot. This Proxy Statement is being mailed to all holders of the Company’s common stock on or about April 14, 2003.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote on the following matters:

1.	The election of three Class II Directors, each to hold office until the Annual Meeting of Stockholders in 2006 and until his or her successor is elected and qualified;

2.	The approval of an amendment to the Company’s 2000 Stock Incentive Plan; and

3.	The ratification of the selection by the Company’s directors of PricewaterhouseCoopers LLP as the Company’s independent accountants for the 2003 fiscal year.

The stockholders will also act on any other business that may properly come before the Annual Meeting.

Who can vote?

To be able to vote, you must have been a stockholder of record at the close of business on April 4, 2003. This date is the record date for the Annual Meeting.

On April 4, 2003, there were 6,515,434 shares of common stock, $0.02 par value per share, of the Company (the “Common Stock”) issued, outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Each share of Common Stock that you own on the record date entitles you to one vote on each matter that is proposed.

How can I vote?

You can vote in one of four ways:

You may vote by mail.    You may vote by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States.

You may vote over the Internet.    If you are the record holder of your shares, you may authorize your vote on the Internet by following the instructions that appear on the enclosed proxy card. Have your control number available when you access the web page. You can find your control number on the lower right hand corner of the enclosed proxy card.

You may vote by telephone.    If you are the record holder of your shares, you may vote by touchtone telephone by following the instructions that appear on the enclosed proxy card. Have your control number available when you call. You can find your control number on the lower right hand corner of the enclosed proxy card.

You may vote in person.    If you attend the meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the Annual Meeting.

Can I vote if my shares are held in “street name?”

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares you will need to follow the directions your bank or brokerage firm provides to you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form. If you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items as to which you have not given instructions, the shares will be treated as “broker non-votes.”

If your shares are held in street name and you wish to attend the Annual Meeting on May 21, 2003, you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date. To be able to vote your shares held in street name at the Annual Meeting, you will need to obtain a proxy card from your brokerage firm or bank.

Can I vote if my shares are held in my 401(k) account?

If the shares you own are held in your account through the 401(k) plan sponsored by the Company, the 401(k) administrator, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares you will need to complete the enclosed proxy card and send it to the 401(k) administrator. You will not be able to vote your shares electronically or by telephone. If you do not give instructions to the 401(k) administrator, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items as to which you have not given instructions, the shares will be treated as “broker non-votes.”

If you participate in the Lifeline Employees’ Savings and Investment Plan (the “401(k) Plan”) sponsored by the Company, you may vote an amount of shares of common stock equivalent to the interest in the Company’s Common Stock credited to your account as of the record date. In order to vote your shares you will need to complete the enclosed proxy card and send it to the 401(k) Plan administrator, CitiStreet LLC. CitiStreet will direct the trustee of the 401(k) Plan to vote the shares in the manner directed on the proxy card. If CitiStreet does not receive a signed proxy card from you by 5:00 p.m. eastern standard time on May 14, 2003, your shares will not be represented at the Annual Meeting.

Can I change my vote after I mail my proxy card? What if I voted electronically or by telephone?

Yes. You can change your vote and revoke your proxy at any time before the polls close at the Annual Meeting by doing any one of the following:

•	signing another proxy with a later date;

•	accessing the Internet and following the instructions for Internet proxy authorization that appear on the enclosed proxy card;

•	following the instructions that appear on the enclosed proxy card for proxy authorization by phone;

•	giving the Chief Financial Officer of the Company a written notice before or at the Annual Meeting that you want to revoke your proxy; or

•	voting in person at the meeting.

Your attendance alone at the Annual Meeting will not revoke your proxy.

What constitutes a quorum?

In order for business to be conducted at the Annual Meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting, or at least 3,257,718 shares.

Shares of Common Stock represented in person or by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required for each item?

Election of Directors.    The affirmative vote of the holders of shares representing a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors.

Approval of Amendment to 2000 Stock Incentive Plan.    The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting on the matter is required to approve the amendment to the Company’s 2000 Stock Incentive Plan.

Ratification of Accountants.    The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting on the matter is required for the ratification of the approval of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the current fiscal year ending December 31, 2003.

How will votes be counted?

Each share of common stock will be counted as one vote according to the instructions contained on a proper proxy card, whether executed by you directly or through Internet or telephonic authorization, or on a ballot voted in person at the meeting. If you submit a proxy but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in favor of proposals 1, 2, and 3 as set forth in the Notice of Meeting.

If you abstain from voting on a particular matter or your shares are “broker non-votes” your shares will not be voted in favor of any particular matter described in this proxy statement and will also not be counted as votes cast or shares voting on such matter. As a result, abstentions and broker non-votes will have no effect on the outcome of voting at the Annual Meeting.

Who will count the votes?

The votes will be counted, tabulated and certified by the Company’s transfer agent, Registrar and Transfer Company.

How does the Board of Directors recommend that I vote on the proposals?

Your Board of Directors recommends that you vote:

FOR the election of three Class II Directors each to hold office until the Annual Meeting of Stockholders in 2006 and until his or her successor is elected and qualified;

FOR the amendment to the Company’s 2000 Stock Incentive Plan; and

FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2003.

Will any other business be conducted at the Annual Meeting or will other matters be voted upon?

The Board of Directors does not know of any other matters that may come before the meeting. Under the Company’s by-laws, the deadline for stockholders to notify the Company of any proposals or nominations for director to be presented for action at the Annual Meeting has passed. If any other matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement, whether executed by you directly or through Internet or telephonic authorization, will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find the voting results?

The Company will report the voting results in its quarterly report on Form 10-Q for the second quarter of fiscal 2003, which the Company expects to file with the Securities and Exchange Commission, commonly referred to as the SEC, on or before August 14, 2003.

How can I obtain an annual report on Form 10-K?

A copy of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2002 is included with this proxy statement.

The Company will, upon written request of any stockholder, provide without charge an additional copy of its annual report on Form 10-K, including financial statements and financial statement schedules, as filed with the Securities and Exchange Commission. Requests should be addressed to the Company in care of:

Chief Financial Officer

Lifeline Systems, Inc.

111 Lawrence Street

Framingham, MA 01702-8156

(508) 988-1000

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting or your ownership of the Company’s Common Stock, please contact the Company’s Chief Financial Officer, at the address or telephone number listed above.

STOCK OWNERSHIP INFORMATION

The following table sets forth certain information, as of January 31, 2003 unless otherwise indicated, with respect to the beneficial ownership of the Company’s Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption “Executive Compensation,” below, and (iv) all directors and executive officers of the Company as a group. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission that the named stockholders are direct or indirect beneficial owners of such shares. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares listed. For each named stockholder, the share amounts include those shares as to which such person had a right to acquire beneficial ownership by exercising stock options as of January 31, 2003, or within 60 days following that date as follows: Mr. Baldwin, 11,000 shares, Dr. Casscells, 3,334 shares, Ms. Feingold, 1,667 shares, Mr. Feinstein, 174,561 shares, Mr. Hurley, 46,011 shares, Dr. Kasputys, 28,000 shares, Mr. Reich, 44,545 shares, Ms. Roberts, 27,000 shares, Mr. Shapiro, 14,000 shares, Mr. Strange, 49,831 shares, Dr. Vineyard, 28,000 shares and Mr. Wechsler, 22,666 shares. The share amounts also include shares beneficially owned by certain executive officers through participation in the Company’s 401(k) Plan, as to which shares such person exercises sole investment and voting power.

Name of Beneficial Owner	Beneficially Owned	Percent of Common Stock Outstanding(1)

VA Partners, LLC (2) One Maritime Plaza, Suite 1400 San Francisco, CA 94111	1,259,100	19.4%

Pequot Capital Management, Inc. (3) 500 Nyala Farm Road Westport, CT 06880	745,025	11.5%

L. Dennis Shapiro (4) 24 Essex Road Chestnut Hill, MA 02467	696,270	10.7%

T. Rowe Price Associates, Inc. (5) 100 E. Pratt Street Baltimore, MD 21202	534,800	8.2%

Ronald Feinstein (6) c/o Lifeline Systems, Inc. 111 Lawrence St. Framingham, MA 01702	263,204	4.0%

Richard M. Reich (7)	66,658	1.0%

Dennis M. Hurley (8)	55,406	*

Donald G. Strange	54,030	*

Joseph E. Kasputys, Ph.D.	50,650	*

Everett N. Baldwin (9)	24,000	*

Gordon C. Vineyard, M.D.	36,801	*

Carolyn C. Roberts	28,000	*

Leonard E. Wechsler	33,287	*

Name of Beneficial Owner	Beneficially Owned	Percent of Common Stock Outstanding(1)
S. Ward Casscells, III, M.D.	3,334	*

Ellen Feingold	1,667	*

All directors and officers as a group (15 persons) (10)	1,328,720	19.1%

*    Less than 1% of the outstanding stock

(1)	Number of shares deemed outstanding includes 6,486,138 shares outstanding as of January 31, 2003, plus any shares subject to options held by the named person or entity that are currently exercisable or exercisable within 60 days after January 31, 2003.

(2)	Represents holdings as of September 19, 2002 based on an amendment to Schedule 13D filed with the Securities and Exchange Commission.

(3)	Represents holdings as of December 31, 2002 based on an amendment to Schedule 13G filed with the Securities and Exchange Commission.

(4)	Includes the following shares as to all of which Mr. Shapiro disclaims beneficial ownership: 35,312 shares held by Mr. Shapiro’s wife, 4,124 shares held by Mr. Shapiro as custodian for three children, over which he has sole voting and investment power; 26,857 shares in the name of Mr. Shapiro’s children, over which he has shared voting and dispositive power; and 169,375 shares held in various trusts for the benefit of various family members, of which Mr. Shapiro and/or his wife are trustees.

(5)	Represents holdings as of December 31, 2002 based on an amendment to Schedule 13G filed with the Securities and Exchange Commission. These securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Stock Fund, Inc., which owns 333,600 shares for which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6)	Includes 16,000 shares held by Mr. Feinstein’s children.

(7)	Includes 16,666 shares owned by Mr. Reich jointly with his wife.

(8)	Includes 7,123 shares owned by Mr. Hurley jointly with his wife.

(9)	Includes 13,000 shares held by the Everett N. Baldwin Revocable Trust of 1997.

(10)	Includes an aggregate of 465,948 shares subject to stock options that are currently exercisable or exercisable within 60 days after January 31, 2003. Also includes 17,648 shares beneficially owned by such persons through the 401(k) Plan as to which such persons possess sole investment and voting power.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Company’s Board of Directors is classified into three classes (designated Class I Directors, Class II Directors and Class III Directors), with members of each class holding office for staggered three-year terms. There are currently two Class I Directors, whose terms expire at the 2005 Annual Meeting of Stockholders, three

Class II Directors, whose terms expire at the 2003 Annual Meeting of Stockholders and three Class III Directors, whose terms expire at the 2004 Annual Meeting of Stockholders.

The persons named in the proxy will vote to elect as Class II Directors the three nominees named below unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy (whether executed by you or through Internet or telephonic voting) to that effect. If any of the nominees becomes unavailable, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently contemplated that any of the nominees will be unavailable. Ronald Feinstein and Joseph E. Kasputys have served as members of the Board of Directors of the Company since 1985. Ellen Feingold has served as a director since January 1, 2003. Each nominee will be elected to hold office until the Annual Meeting of Stockholders in 2006, and until his or her successor is elected and qualified.

The following table sets forth the name of the nominees for election to the Board of Directors at the Annual Meeting, followed by the name of each other director who will continue in office after the Annual Meeting, and each such person’s principal occupation and business experience during the past five years, his or her age and the year in which he or she became a director of the Company.

Name, Principal Occupation and Business Experience During the Past Five Years	Age	First Became a Director
The three nominees for election as Class II Directors to serve until the Annual Meeting of Stockholders in 2006:

ELLEN FEINGOLD Ms. Feingold has been president of Boston-based Jewish Community Housing for the Elderly since 1981. Ms. Feingold has served in a number of appointed and elected positions, most recently appointed as co-chair of the U.S. Commission on Affordable Housing and Health Facility Needs for Seniors in the 21st Century. ** ***	72	2003

RONALD FEINSTEIN Mr. Feinstein has been President and Chief Executive Officer of the Company since January 1, 1993.	57	1985

JOSEPH E. KASPUTYS, PH.D.

Dr. Kasputys founded and has been Chairman and Chief Executive Officer of Global Insight, Inc. since March 2001. Through its acquired companies, Global Insight provides economic and financial information and forecasts to clients in government, finance and industry. Prior to that, Dr. Kasputys was Chairman of Thomson Financial, a two billion dollar division of The Thomson Corporation, from September 2000 to December 2000. He was Chairman, President and Chief Executive Officer of Primark Corporation, an international company traded on the NYSE primarily engaged in the information industry, from June 1987 to September 2000, when Primark Corporation was acquired by The Thomson Corporation.** ***

	66	1985

The two Class I Directors named below will continue in office until the Annual Meeting of Stockholders in 2005:

EVERETT N. BALDWIN Mr. Baldwin served as President and Chief Executive Officer of Welch Foods, Inc. from August 1982 to August 1995, and as a Director of Welch Foods, Inc. from August 1982 to December 1995. Mr. Baldwin retired from Welch Foods in 1995.*	69	1991

Name, Principal Occupation and Business Experience During the Past Five Years	Age	First Became a Director
L. DENNIS SHAPIRO Mr. Shapiro has been Chairman of the Board since 1978 and was Chief Executive Officer and Treasurer of the Company from 1978 through December 1988.* **	69	1978

The three Class III Directors named below will continue in office until the Annual Meeting of Stockholders in 2004:

S. WARD CASSCELLS, III, M.D. Dr. Casscells is the Vice President for biotechnology and a professor of public health at the University of Texas Health Science Center at Houston where he holds the John Edward Tyson Distinguished Professorship of Medicine. From 1993 through 2001, he was the specialist in cardiovascular medicine and chief of cardiology at the University of Texas. Dr. Casscells has served in leadership roles in a number of medical and public health organizations and is the recipient of many prestigious awards.	51	2002

CAROLYN C. ROBERTS

Ms. Roberts is CEO Emerita of Copley Health Systems, Inc., where she served as President and Chief Executive Officer from 1982 to October 2000. Ms. Roberts is currently the Health Policy Advisor for Senator James Jeffords of Vermont. Ms. Roberts served on the Board of Trustees of the American Hospital Association from 1990 to 1997, was Chair of the Board in 1994 and, from 1991 to 1996, was a member of its Executive Committee. Ms. Roberts is currently a member of the Board of Commissioners of the Joint Commission for Accreditation of Health Care Organizations (“JCAHO”) and the Board of Directors of Joint Commission Resources and Joint Commission International.*

	64	1994

GORDON C. VINEYARD, M.D. Dr. Vineyard served as Director of Surgical Specialties and Radiology and Surgeon-in-Chief of the Harvard Vanguard Medical Associates from 1991 to May 1999 when he became interim Chief Executive Officer. From 1980 to 1991, he was its Chief of Surgery. Dr. Vineyard retired in March, 2000. Dr. Vineyard is also an Associate Clinical Professor of Surgery at the Harvard Medical School.*	66	1985

*	Member of Audit Committee
**	Member of Compensation Committee
***	Member of Stock Option Plans Committee

Corporate Governance

The Board of Directors of the Company has long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of its stockholders. During the past year, the Board has been reviewing its corporate governance policies and practices and comparing them to those suggested by various authorities in corporate governance and the practices of other public companies. The Board has also been reviewing the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Securities and Exchange Commission and the proposed new listing standards of the Nasdaq National Market.

Based on its review, the Board is in the process of taking steps to implement voluntarily many of the proposed new rules and listing standards. In particular, the Board expects to:

•	adopt Corporate Governance Guidelines;

•	establish a Nominations Committee and adopt a new charter for this committee;

•	adopt new charters for its Audit Committee and Compensation Committee; and

•	establish a Code of Business Conduct and Ethics, which will apply to all officers, directors and employees.

Board and Committee Meetings

The Company has an Audit Committee, consisting of Messrs. Baldwin, Shapiro and Dr. Vineyard, each of whom is independent as defined by the applicable listing standards of the National Association of Securities Dealers. The principal functions of the Audit Committee are to make recommendations to the Board of Directors regarding the engagement of the Company’s independent accountants, to review and approve any major accounting policy changes affecting the Company’s operating results, to review the arrangements for and scope of the independent audit and the results of the audit, to review the scope of non-audit activities performed by the independent accountants and to assure that the accountants are in fact independent, and to establish and monitor policies to prohibit unethical, questionable or illegal activities by employees of the Company. The Audit Committee held five meetings during the fiscal year ended December 31, 2002. The Audit Committee operates under a written charter adopted by the Board of Directors in June 2000. The Audit Committee will adopt a new charter to address the requirements of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission and the listing standards of the Nasdaq National Market. Ms. Roberts joined the Audit Committee effective as of the beginning of the 2003 fiscal year.

Mr. Shapiro, Ms. Roberts and Dr. Kasputys served as the members of the Compensation Committee for the 2002 fiscal year. The principal function performed by the Compensation Committee is to make recommendations to the Board of Directors as to compensation arrangements, including bonuses for senior management. The Compensation Committee held two meetings during the fiscal year ended December 31, 2002. Mr. Shapiro, Ms. Feingold and Dr. Kasputys currently serve as the members of the Compensation Committee.

Dr. Kasputys and Ms. Roberts served as the members of the Stock Option Plans Committee for the 2002 fiscal year. The principal function of the Stock Option Plans Committee is to grant incentive awards to employees of the Company and to otherwise administer the Company’s stock option plans. The Stock Option Plans Committee held five meetings during the fiscal year ended December 31, 2002. Ms. Feingold and Dr. Kasputys currently serve as the members of the Stock Option Plans Committee.

The Company currently has no nominating committee of the Board of Directors or committee performing similar functions. However, as part of its implementation of new corporate governance practices, the Company expects to designate a nominations committee. The Board of Directors will consider nominees for director recommended by stockholders of the Company. The names of such nominees should be forwarded to the Chief Financial Officer, Lifeline Systems, Inc., 111 Lawrence Street, Framingham, Massachusetts 01702-8156, who will submit them to the Board of Directors or, when constituted, the nominations committee for its consideration.

During the fiscal year ended December 31, 2002, the Board of Directors of the Company held six meetings. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees of the Board on which they respectively served.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the directors, executive officers and the holders of more than 10% of the Common Stock of the Company to file with the SEC initial reports of ownership of the Company’s Common Stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of copies of reports filed by reporting persons of the Company or written representations from certain reporting persons that no Form 5 filing was required for such person, the Company believes that during fiscal 2002 all filings required to be made by its reporting persons were timely made in accordance with the requirements of the Exchange Act.

Directors’ Compensation

For the fiscal year ended December 31, 2002, each director who is not an executive officer received an annual retainer fee of $8,000 plus $750 for each Board meeting attended and $500 for each Committee meeting attended ($750 for each day during which a director attended both a Board and a Committee meeting). The Chairmen of the Audit Committee and the Compensation Committee each received an annual fee of $3,500 for their services in these capacities in addition to their regular annual retainer fees. Executive officers do not receive any additional remuneration for their services as directors. The Chairman of the Board, Mr. Shapiro, received an annual fee of $12,500 for his services as Chairman in addition to his regular annual retainer fee. Members of the Board of Directors receive $500 for each telephonic Committee meeting attended by them.

Based on the Compensation Committee’s review of the compensation payable to members of the boards of directors of comparable companies, effective April 2, 2003, the annual retainer payable to the members of the Board who are not executive officers was increased to $12,000, and the fee for each Board meeting attended was increased to $1,000. The Compensation Committee made no change to the fees payable in connection with service on Board Committees.

The Company’s 2000 Stock Incentive Plan (the “2000 Plan”) provides that non-employee directors receive, on the sixth business day of each calendar year, options to purchase 3,000 shares of Common Stock at an exercise price equal to the fair market value of such shares on the date of grant, vesting one-third on the date of grant and one-third on each of the next two anniversary dates. In addition to the options that were automatically granted under the 2000 Plan, the Board also approved additional grants to each non-employee director, on the sixth business day of each of 2002 and 2003, of options to purchase 2,000 shares of Common Stock at an exercise price equal to the fair market value of such shares on the date of grant, which was $23.25 and $21.56 respectively. These options vest on the same basis as those granted automatically under the 2000 Plan. The Board’s approval of these additional grants was based on its review of the compensation payable to members of the boards of directors of comparable companies. As part of the proposed amendment to the 2000 Plan, the automatic grant to directors on the sixth business day of each calendar year would be increased to 5,000 shares.

Executive Compensation

Summary Compensation

The following table sets forth certain information concerning the compensation for each of the last three fiscal years of the Company’s Chief Executive Officer and the Company’s four other most highly compensated executive officers during the fiscal year ended December 31, 2002 who were serving as executive officers at December 31, 2002 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		Securities Underlying Options (#)(1)		All Other Compensation ($)(2)
Ronald Feinstein	2002	$312,500	$274,787	(3)	35,000		$2,700
President and Chief	2001	297,252	345,091	(3)	40,000		2,472
Executive Officer	2000	281,836	122,198	(3)	32,900		2,400

Richard M. Reich	2002	187,250	75,636	(4)	6,000		2,700
Senior Vice President and	2001	179,850	87,144	(4)	7,500		2,422
Chief Information Officer	2000	173,250	37,083	(4)	5,000		2,400

Dennis M. Hurley	2002	166,333	67,009	(4)	6,000		2,700
Senior Vice President,	2001	161,933	75,218	(4)	7,500		—
Finance and Chief Financial Officer	2000	155,583	30,224	(4)	7,000		1,200

Donald G. Strange	2002	163,833	62,906	(4)	6,000		2,700
Senior Vice President, Sales	2001	156,667	76,070	(4)	7,500		2,424
	2000	148,917	31,950	(4)	7,000		2,400

Leonard E. Wechsler	2002	120,454	251,628	(5)	24,000	(6)	—
President, Lifeline Systems	2001	115,286	113,389	(5)	9,000		—
Canada and Vice President	2000	114,411	129,668	(5)	13,000		—

(1)	Reflects the grant of options to purchase Common Stock.

(2)	Represents Company contributions to the Company’s 401(k) Plan.

(3)	Represents amounts paid under the Company’s Executive Bonus Plan. Also includes $31,922, $92,216 and $41,117 paid to Mr. Feinstein in each of 2002, 2001, and 2000 as a special bonus pursuant to terms of a Special Bonus Agreement with the Company, which amount was based on the Company’s pre-tax profit in each of those years. See “Other Arrangements – Feinstein Employment Agreement.”

(4)	Represents amounts paid under the Company’s Executive Bonus Plan.

(5)	Represents amounts paid under Lifeline Systems Canada’s annual bonus plan as well as a long-term incentive bonus paid in accordance with the Amended Employment Agreement between Mr. Wechsler and Lifeline Systems Canada, Inc.

(6)	Includes an option to purchase 15,000 shares of Common Stock granted to Mr. Wechsler in connection with Mr. Wechsler agreeing to enter a multi-year employment agreement as President of Lifeline Systems Canada.

Option Grants

The following table sets forth certain information concerning grants of stock options made during the fiscal year ended December 31, 2002 to each of the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Securities Underlying Options Granted (#)(2)	Percent of Total Options Granted To Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	5% ($)	10% ($)
Ronald Feinstein	35,000	14.1%	$23.54	02/06/12	$518,256	$1,313,363

Richard M. Reich	6,000	2.4%	23.54	02/06/12	88,844	225,148

Dennis M. Hurley	6,000	2.4%	23.54	02/06/12	88,844	225,148

Donald G. Strange	6,000	2.4%	23.54	02/06/12	88,844	225,148

Leonard E. Wechsler	9,000	3.6%	23.54	02/06/12	133,266	337,722
	15,000	6.1%	21.50	12/30/12	202,866	514,101

(1)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.

(2)	Exercisable in installments beginning 12 months after the date of grant, with one-third of the shares covered thereby becoming exercisable at that time and an additional one-third of the shares covered thereby becoming exercisable on each of the next two anniversary dates. Under the terms of the Company’s 2000 Stock Incentive Plan, the Stock Option Plans Committee retains discretion, subject to limits set forth in the plan, to modify the terms of outstanding options. The options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment.

Option Exercises and Year-End Values

The following table sets forth certain information concerning each exercise of stock options during the fiscal year ended December 31, 2002 by each of the Named Executive Officers and the number and value of unexercised options held by each of the Named Executive Officers on December 31, 2002:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION VALUES

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
Name			Exercisable/ Unexercisable		Exercisable/ Unexercisable
Ronald Feinstein	11,483	$218,182	143,595	72,632	$990,933	$333,584
Richard M. Reich	—	—	47,278	16,467	375,017	72,073
Dennis M. Hurley	26,667	529,923	38,178	17,133	247,494	80,519
Donald G. Strange	10,000	194,100	41,998	17,133	317,685	80,519
Leonard E. Wechsler	—	—	15,166	35,834	95,006	89,577

(1)	Based on the fair market value of the Common Stock on December 31, 2002 (approximately $21.74), less the option exercise price.

Other Arrangements

Feinstein Employment Agreement

The Company and Mr. Feinstein have agreed to enter into an employment agreement, the terms of which the parties expect will be finalized in April, 2003. The term of the agreement will be five years, ending April, 2008, with annual extensions thereafter. Under the agreement, Mr. Feinstein’s annual base salary will be initially set at $340,000, subject to annual review. In addition, Mr. Feinstein will be entitled to an annual cash bonus equal to 60% of his base salary, based on his achievement of corporate goals. In connection with this employment agreement, the Company has agreed to grant Mr. Feinstein 36,000 shares of restricted stock and non-statutory stock options to purchase 45,000 shares of Common Stock. Both the restricted stock and the options will be subject to vesting, at the rate of one-third of such shares at the end of the 36th month following the date of grant, one-third at the end of the 48th month following the date of grant, and one-third at the end of the 60th month following the date of grant.

Under the agreed terms, upon a change of control of the Company, Mr. Feinstein’s unvested stock options would vest in full. Unvested restricted stock held by Mr. Feinstein would vest upon a change of control only if the change of control share price is greater than the share price of the restricted stock at the time it was granted to Mr. Feinstein. In the event that Mr. Feinstein is terminated without cause, Mr. Feinstein would be entitled to two years’ base salary, based on his salary in effect as of the date of termination, plus two years’ annual cash bonus, based on the average of the two prior years. Mr. Feinstein would also receive benefits, such as medical, dental and insurance, for a twenty-four month period following the date of termination. In the event of termination without cause, all of Mr. Feinstein’s then unvested options would vest. Only those shares of restricted stock that would vest within the twelve-month period following the date of termination would become vested.

In August 1999 and April 2000, the Company loaned $300,000 and $250,000, respectively, to Mr. Feinstein pursuant to secured promissory notes (the “Notes”). The Notes were secured by pledges of an aggregate 42,193 shares of Common Stock of the Company. Mr. Feinstein had been granted the right to put 70,459 shares (representing the net number of shares issued to Mr. Feinstein with the proceeds of the first loan, after withholding for taxes) back to the Company at a price equal to $16.3125 per share at any time during the 18-month period following April 30, 2001. In order to eliminate any potential compensation expense exposure to the Company as a result of the aforementioned put right, Mr. Feinstein sold all shares covered by this agreement in the open market as of March 2002, thereby eliminating any right of Mr. Feinstein to put shares back the Company. On July 15, 2002, Mr. Feinstein repaid both Notes in full.

Pursuant to the terms of a special bonus arrangement between Mr. Feinstein and the Company, until the Notes were paid in full and provided that the Company achieved certain profit goals, the Company had agreed to pay Mr. Feinstein a bonus equal to the lesser of (x) the annual interest due on the Notes and (y) 1.0% of the Company’s pre-tax profit, subject to the Company’s achievement of certain earnings targets.

Wechsler Employment Agreement

Pursuant to the terms of an employment agreement, effective as of January 1, 2000, between Leonard E. Wechsler and Lifeline Systems Canada, Inc., a subsidiary of the Company (“Lifeline Canada”), Mr. Wechsler became President of Lifeline Canada. Pursuant to the terms of Mr. Wechsler’s employment agreement, Mr. Wechsler is eligible to receive an annual performance bonus in accordance with the terms set forth in his employment agreement. In addition, Mr. Wechsler is eligible to receive a strategic bonus each year based on his achievement of objectives set by the Chief Executive Officer of the Company and Mr. Wechsler at the beginning of the year. Mr. Wechsler is also eligible to receive a long-term performance bonus based on three-year revenue and income goals covering the term of the agreement. Mr. Wechsler’s employment agreement was renewed on January 1, 2003. Mr. Wechsler’s agreement contains change of control provisions that provide for a certain lump sum payment to him if within two years of a change of control of Lifeline Canada Mr. Wechsler’s employment is terminated without cause by Lifeline Canada or its successor or Mr. Wechsler terminates his employment for certain reasons. These change of control provisions survive the expiration of the agreement so long as Mr. Wechsler is employed by Lifeline Canada.

Change of Control Agreements

Each of the Company’s executive officers, other than Mr. Feinstein and Mr. Wechsler, has entered into an agreement with the Company which provides that, if within 12 months of a change of control of the Company, such officer’s employment is terminated without cause or the officer terminates his or her employment with the Company due to a significant change in responsibilities or condition of employment, then such officer would be entitled to receive a payment equal to one year’s base salary then being paid to him or her.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return of (i) the Center for Research in Security Prices (“CRSP”) Total Return Index for the Nasdaq National Market (U.S. Companies) (the “Nasdaq Composite Index”) and (ii) the CRSP Total Return Index for Nasdaq Health Services Stocks (“Nasdaq Health Services Stocks”). This graph assumes the investment of $100 on December 31, 1997 in the Company’s Common Stock, the Nasdaq Composite Index and the Nasdaq Health Services Stocks and assumes dividends are reinvested. Measurement points are at the last trading day of the fiscal years ended December 31, 1998, 1999, 2000, 2001 and 2002.

FIVE YEAR PERFORMANCE

	December 31,
	1997	1998	1999	2000	2001	2002
Lifeline Systems, Inc.	100.0	95.5	59.7	50.2	95.2	89.3
Nasdaq Composite Index (U.S. Companies)	100.0	141.0	261.5	157.4	124.9	86.3
Nasdaq Health Services Stocks	100.0	84.8	68.2	93.6	101.2	87.2

REPORT OF THE COMPENSATION COMMITTEE

Overview and Philosophy

The Compensation Committee of the Board of Directors (the “Committee”) is composed of the three undersigned non-employee directors and is responsible for the development and administration of the Company’s executive compensation policies and programs. The Committee determines and approves the salaries and incentive compensation of the executive officers of the Company. The Company also has a Stock Option Plans Committee, which grants stock options and restricted stock to executives and other key employees of the Company and otherwise administers the Company’s stock incentive plans.

The objectives of the Company’s executive compensation program are as follows:

•	support the achievement of strategic goals and objectives of the Company,

•	attract and retain key executives critical to the long-term success of the Company, and

•	align the executive officers’ interests with the success of the Company.

Compensation Program

The Company’s executive compensation program consists of three principal elements: base salary, annual incentive compensation in the form of cash or stock options and long-term incentive compensation in the form of stock options or restricted stock. Generally, the Company’s objective is to pay base compensation which is comparable to the fiftieth percentile total compensation package offered to officers in similar positions at comparable companies, and to pay total compensation, including annual bonuses and long-term incentives such as stock options or restricted stock, comparable to the seventy-fifth percentile total compensation package offered to officers in similar positions at comparable companies.

The Company’s annual bonus plan is designed to create incentives for meeting pre-tax profit goals. The Committee establishes a target bonus amount, which would be paid out in full in the event that the Company achieves an established pre-tax profit level, and which would be paid out to a lesser or greater extent in the event that the goals are not met or are surpassed. No annual bonus is paid if the Company’s pre-tax profit falls below a minimum level established by the Committee. Officers are able to elect to receive stock options in lieu of a cash bonus. The number of such options is determined by a formula based on the cash bonus each officer would have received, a Black-Scholes option valuation model as of the grant date, and consideration of the risk associated with trading stock options for cash.

Long-term incentives for executive officers and key managers are provided through stock awards. Through 2002, the Stock Options Committee granted these awards in the form of stock options. In 2003, the Stock Options Committee determined to issue stock awards to the Company’s Chief Executive Officer in the form of both stock options and restricted stock. The objectives of this program are to align executive and stockholder long-term interest by creating a strong and direct link between executive compensation and stockholder return.

In selecting executives eligible to receive stock awards and determining the amount of such grants (other than options granted in lieu of cash under the annual bonus plan), the Committee evaluates a variety of factors, including (i) the job level of the executive, (ii) stock awards made by competitors to executives at a comparable job level, and (iii) past, current and prospective service to the Company rendered, or to be rendered, by the executive. Stock options are granted at an option price equal to the fair market value of the Company’s Common Stock on the date of grant and will only have value if the Company’s stock price increases. During 2002, the Committee granted non-qualified options that vest in three equal installments commencing on the first anniversary date of the grant.

Chief Executive Officer’s 2002 Compensation

Effective March 1, 2002, the Company’s President and Chief Executive Officer, Mr. Ronald Feinstein, received a base salary of $315,000. For the year ended December 31, 2002, Mr. Feinstein also received options to purchase 35,000 shares which become exercisable in installments beginning 12 months after the date of grant, with one-third becoming exercisable at that time and an additional one-third becoming exercisable on each successive anniversary date. Mr. Feinstein’s salary is reviewed each year by the Compensation Committee, and was adjusted by the Compensation Committee to $340,000 effective March 1, 2003, based on the Company’s performance in 2002, a review of salary data for chief executive officers of comparable companies, at both the fiftieth and seventy-fifth percentile, and Mr. Feinstein’s performance and the scope of his responsibilities. In addition, Mr. Feinstein is eligible to receive a bonus equal to 60% of his base salary if the Company achieves the annual profit performance plan goals adopted by the Board of Directors. If the Company fails to meet or exceeds such goals, Mr. Feinstein is eligible to receive a bonus of less than or greater than 60% of his base salary, respectively.

The Company and Mr. Feinstein have agreed to enter into a new, five-year employment agreement, the terms of which the parties expect to be finalized in April, 2003. The Committee believes that this agreement is important to retaining Mr. Feinstein’s services over the long-term. In connection with the employment agreement, the Company has agreed to grant Mr. Feinstein 36,000 shares of restricted stock and non-statutory stock options to purchase 45,000 shares of Common Stock. Both the restricted stock and the options will be subject to vesting, at the rate of one-third of such shares at the end of the 36th month following the date of grant, one-third at the end of the 48th month following the date of grant, and one-third at the end of the 60th month following the date of grant, subject to certain acceleration provisions in the event of a change of control or termination of Mr. Feinstein’s employment. The Committee concluded that it was in the best interests of stockholders to give Mr. Feinstein restricted stock in addition to options in order to effectively align his interests with those of investors. Due to the significant grant of stock options and restricted stock to be made to Mr. Feinstein in 2003 in connection with the new five-year employment agreement, the Stock Options Committee does not intend to make any further grants of stock options or restricted stock to Mr. Feinstein until 2006.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the corporation’s Chief Executive Officer and four other most highly compensated executive officers. The Company does not believe that Section 162(m) will generally have an effect on the Company, because of the current and expected compensation levels of its officers. However, the Committee intends to periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of its executive officer compensation (including its stock plans) to comply with certain exemptions provided in Section 162(m). To meet the requirements of Section 162(m), the Board has established the Stock Option Plans Committee to administer all of the Company’s stock option plans.

Compensation Committee

Joseph E. Kasputys, Ph.D., Chairman*

Carolyn C. Roberts*

L. Dennis Shapiro

*  Member of the Stock Option Plans Committee

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for the 2002 fiscal year were Dr. Kasputys, Mr. Shapiro and Ms. Roberts and the current members of the Compensation Committee are Dr. Kasputys, Mr. Shapiro and Ms. Feingold. No member of the Compensation Committee was at any time during the fiscal year ended December 31, 2002 an officer or employee of the Company nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934.

None of the Company’s executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee.

Report of the Audit Committee

The Audit Committee of the Company’s Board of Directors for the 2002 fiscal year was composed of the three undersigned members, each of whom is an independent director, as defined by the Audit Committee’s charter and the rules of the Nasdaq Stock Market. The Audit Committee meets five times each year, meeting first with management and then with the Company’s accountants without management present. The Audit Committee acts under a written charter first adopted and approved in June 2000 and will be adopting a new charter to address the requirements on the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission and the listing standards of Nasdaq.

The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2002 and discussed these financial statements with management. Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted accounting principles and issuing a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with management, internal accounting, financial and auditing personnel and the independent accountants, the following:

•	the plan for, and the independent accountants’ report on, each audit of the Company’s financial statements,

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to the Company’s stockholders,

•	changes in the Company’s accounting practices, principles, controls or methodologies,

•	significant developments or changes in accounting rules applicable to the Company, and

•	the adequacy of the Company’s internal controls and accounting, financial and auditing personnel.

The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, the Company’s independent accountants. SAS 61 requires the Company’s independent accountants to discuss with the Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions,

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus,

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the accountants’ conclusions regarding the reasonableness of those estimates, and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Company’s independent accountants also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires accountants annually to disclose in writing all relationships that in the accountants’ professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee discussed with the independent accountants their independence from the Company.

Based on its discussions with management and the independent accountants, and its review of the representations and information provided by management and the independent accountants, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

Audit Committee

Everett N. Baldwin

L. Dennis Shapiro

Gordon C. Vineyard, M.D.

Independent Accountants Fees and Other Matters

Audit Fees

The Company has incurred fees in the amount of $170,500 for professional services rendered by PricewaterhouseCoopers LLP in connection with the audit of the Company’s financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2002.

Financial Information Systems Design and Implementation Fees

PricewaterhouseCoopers LLP did not bill the Company for any professional services rendered to the Company or its affiliates for the fiscal year ended December 31, 2002 in connection with financial information systems design or implementation, the operation or supervision of the Company’s information system or the management of the Company’s local area network.

All Other Fees

PricewaterhouseCoopers LLP did not bill the Company for other fees during the fiscal year ended December 31, 2002.

PROPOSAL 2:

AMENDMENT OF 2000 STOCK INCENTIVE PLAN

The Board of Directors of the Company believes that stock awards under the Company’s 2000 Stock Incentive Plan (the “2000 Plan”) have been, and will continue to be, an important compensation element in attracting, retaining and motivating key personnel whose continued services are considered essential to the Company’s future success. In the course of its analysis of the Company’s compensation program, the Compensation Committee of the Board of Directors in late 2002 and early 2003 retained an independent management consulting firm to review the Company’s stock and cash compensation to its officers and directors in relation to that paid by comparable companies. The Compensation Committee requested the consulting firm to consider as part of this analysis whether the pool of available awards under the Company’s 2000 Plan, after taking into account other outstanding stock awards, was appropriate in light of its overall compensation strategy, and in comparison to stock award programs of comparable companies. Based on the consulting firm’s analysis, the Compensation Committee concluded that its pool of available awards should be increased.

Accordingly, on February 5, 2003, the Board of Directors voted, subject to stockholder approval, to amend the 2000 Plan to (a) increase the number of shares of Common Stock issuable pursuant to awards granted under the 2000 Plan, (b) increase the number of shares of Common Stock issuable under the 2000 Plan pursuant to annual option grants to outside directors and (c) increase the term of the 2000 Plan from five years to ten years.

The 2000 Plan, as currently in effect, and the proposed amendments, are summarized below. This summary is qualified in its entirety by reference to the full text of the 2000 Plan, a copy of which (as proposed to be amended) is attached to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s home page (www.sec.gov). Copies of the 2000 Plan are also available upon request to the Chief Financial Officer of the Company.

The Board of Directors believes the amendment to the 2000 Stock Incentive Plan is in the best interests of the Company and its stockholders and recommends a vote FOR this proposal.

Summary of the 2000 Stock Incentive Plan

The 2000 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively “Awards”). As of December 31, 2002, 385,980 shares of Common Stock had been issued pursuant to Awards granted under the 2000 Plan and options to purchase 364,270 shares of Common Stock were outstanding under the 2000 Plan at an average exercise price of $20.37 per share.

Under the current terms of the 2000 Plan, the total number of shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) which may be issued pursuant to Awards is equal to 250,000 shares (plus 25,000 shares which may be issued to non-employee directors pursuant to options granted under the 2000 Plan), plus an annual increase (the “Annual Increase”) to be added on January 1 of each year equal to the least of (i) 150,000 shares; (ii) 1.5% of the outstanding shares on such date; or (iii) a lesser amount determined by the Board. In addition, on January 1 of each year, the aggregate number of shares of Common Stock available for the grant of options to non-employee directors is automatically increased by the number necessary to cause the total number of shares of Common Stock then available for non-employee directors to be restored to 25,000. The proposed amendment would (i) increase the number of shares of Common Stock reserved for issuance under the 2000 Plan to non-employee directors to 45,000 per year and (ii) increase the maximum number of shares permitted under the Annual Increase to the least of (A) 250,000 shares; (B) 2.5% of the outstanding shares on such date; or (C) a lesser amount determined by the Board. All such numbers would continue to be subject to adjustment in the event of stock splits and other similar events.

In addition, if any Award under the 2000 Plan or any Award under any terminated stock incentive plan that has been approved by the stockholders of the Company expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for grant of Awards, subject, in the case of Incentive Stock options, to any limitation required under the Code. As of April 4, 2003, Awards representing an aggregate 424,824 shares were outstanding under terminated stock incentive plans that have been approved by stockholders.

Types of Awards

Incentive Stock Options and Nonstatutory Stock Options.    Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price that may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). The 2000 Plan permits the Board of Directors to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a “cashless exercise” through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means.

Restricted Stock Awards.    Restricted stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

Other Stock-Based Awards.    Under the 2000 Plan, the Board of Directors has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

Eligibility to Receive Awards

Officers, employees, directors, consultants and advisors of the Company and its subsidiaries (and any individuals who have accepted an offer for employment) are eligible to be granted Awards under the 2000 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which an Award may be granted to any participant under the 2000 Plan may not exceed 100,000 shares per calendar year.

Under the current terms of the 2000 Plan, directors who are not also employees of the Company are granted, on the sixth business day in each calendar year, options to purchase 3,000 shares of Common Stock at a price equal to 100% of the fair market value of a share of Common Stock on the date of grant. The proposed amendment would increase this number to 5,000 shares. Such options are and shall continue to be exercisable in three equal installments over a two-year period, with the first installment becoming exercisable on the date of grant and the second and third installments becoming exercisable on the first and second anniversaries of the date of grant, respectively.

As of December 31, 2002, approximately 800 persons were eligible to receive Awards under the 2000 Plan, including the Company’s seven executive officers and six non-employee directors. The following table shows the Awards to be granted to the Company’s non-employee directors under the 2000 Plan as currently in effect and the Awards that would be granted to the Company’s non-employee directors under the proposed amendment to the 2000 Plan:

Group	Dollar Value	Total Shares Pursuant to Awards

All current directors who are not executive officers, as a group, under the 2000 Plan as currently in effect	(1)	42,000	(2)

All current directors who are not executive officers, as a group, under the 2000 Plan as it is proposed to be amended	(1)	245,000	(3)

(1)	Options will be granted at a price equal to 100% of the fair market value of a share of Common Stock on the date of grant.

(2)	The Company had six non-employee Directors as of December 31, 2002 and has since added a seventh non-employee Director. Each of these seven Directors would receive options to purchase 3,000 shares of Common Stock in each of 2004 and 2005 (the remaining term of the 2000 Plan).

(3)	The Company had six non-employee Directors as of December 31, 2002 and has since added a seventh non-employee Director. Each of these seven Directors would receive options to purchase 5,000 shares of Common Stock each year from 2004 through 2010 (the proposed term of the 2000 Plan).

With the exception of the automatic grants to Directors discussed above, the granting of Awards under the 2000 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group. From the initial adoption of the 2000 Plan through February 28, 2003, the following persons and groups were granted awards under the 2000 Plan as follows:

Name of Individual	Title/Position	Total Shares Pursuant to Awards
Ronald Feinstein	President and Chief Executive Officer	90,000

Richard M. Reich	Senior Vice President and Chief Information Officer	14,000

Dennis M. Hurley	Senior Vice President, Finance and Chief Financial Officer	6,000

Donald G. Strange	Senior Vice President, Sales	14,000

Leonard E. Wechsler	President, Lifeline Systems Canada and Vice President	24,000

All current executive officers, as a group	NA	237,400

All current directors who are not executive officers, as a group	NA	80,000

All current employees who are not executive officers, as a group	NA	174,280

On April 4, 2003, the last reported sale price of the Company’s Common Stock on the Nasdaq National Market was $21.61.

Amendment or Termination

Under the current terms of the 2000 Plan, no Award may be made after February 2, 2005, but Awards previously granted may extend beyond that date. The proposed amendment would extend this date until February 2, 2010, allowing Awards to be granted under the 2000 Plan for an additional five years. The Board of Directors may at any time amend, suspend or terminate the 2000 Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company’s stockholders.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2000 Plan and with respect to the sale of Common Stock acquired under the 2000 Plan.

Incentive Stock Options

In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option (“ISO Stock”). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for more than two years from the date the option was granted (the “Grant Date”) and more than one year from the date the option was exercised (the “Exercise Date”), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a “Disqualifying Disposition”), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

Nonstatutory Stock Options

As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (“NSO Stock”) on the Exercise Date over the exercise price.

With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant’s tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

Restricted Stock Awards

A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes an election under Section 83(b) of the Code (a “Section 83(b) Election”). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, the participant will recognize ordinary income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant’s basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the Award is granted if a Section 83(b) Election is made.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Award granted under the 2000 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying Common Stock.

Tax Consequences to the Company

The grant of an Award under the 2000 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 2000 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2000 Plan, including in connection with a restricted stock Award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company will have a withholding obligation with respect to any ordinary compensation income recognized by participants under the 2000 Plan who are employees or otherwise subject to withholding in connection with a restricted stock Award or the exercise of a nonstatutory stock option.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2002:

Equity Compensation Plan Information

	(a)	(b)	(c)

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)

Equity compensation plans approved by security holders	815,632	$17.84	330,803(2)(3)

Equity compensation plans not approved by security holders (4)	106,768	$11.39	—

Total	922,400	$17.10	330,803(2)(3)

(1)	In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2002, shares issuable under the 2000 Plan may instead be issued in the form of restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity-based awards.

(2)

Includes 133,829 shares issuable under the Company’s 2000 Employee Stock Purchase Plan, including shares issuable in connection with the current offering period, which ends on May 31, 2003. The number of shares issuable in connection with any offering period is not determinable until the last day of the offering period, but the Company estimates that approximately 11,800 shares of Common Stock will be issuable in connection with the current offering period. This estimate is based on (a) initial employee participation, (b) the amounts withheld from each employee’s first paycheck during the offering period and (c) the price of the Common Stock on the first day of the offering period. Also includes 196,974 shares available for issuance under the 2000 Plan prior to the meeting. Under the 2000 Plan, prior to giving effect to the proposed amendment, the number of shares issuable is automatically increased every January 1 by an amount equal to the least of (i) 150,000 shares of Common Stock, (ii) 1.5% of the outstanding shares on such date or (iii) an amount determined by the Company’s Board of Directors. In addition, prior to giving effect to the proposed amendment, the aggregate number of shares available for the grant of options to non-employee directors is automatically increased every January 1 by the number necessary to cause the total number of shares then available for non-employee directors to be restored to 25,000.

(3)	With respect to the 2000 Plan, this table excludes (a) 97,202 additional shares issuable under the 2000 Plan pursuant to the most recent Annual Increase and (b) the additional shares that would be available for issuance if Proposal #2 is approved at the meeting.

(4)	The Company’s 2000 Employee Stock Option Plan, which was terminated on April 4, 2001, is the only plan administered by the Company that was not approved by the stockholders.

2000 Employee Stock Option Plan

On February 2, 2000, the Board of Directors of the Company approved the 2000 Employee Stock Option Plan (the “Employee Plan”), pursuant to which the Company was authorized to issue options to purchase up to an aggregate of 150,000 shares, provided that not more than 25,000 shares were to be issued pursuant thereto to officers or directors of the Company. The Board of Directors voted to terminate the Employee Plan on April 4, 2001 and no more awards may be granted under the Employee Plan. Options to purchase 106,768 shares of Common Stock at a weighted-average exercise price of $11.39 per share remain outstanding under the Employee Plan.

The Employee Plan is administered by the Company’s Board of Directors. The Board is authorized to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Employee Plan and to interpret the provisions of the Employee Plan. The Board was authorized to delegate to the executive officers or to a committee of the Board authority to administer certain aspects of the Employee Plan.

The Board of Directors or its delegate selected the recipients of options under the Employee Plan and determined (i) the number of shares of Common Stock covered by such options, (ii) the dates upon which such options became exercisable (which was typically in three equal installments beginning on the first anniversary of the date of grant), (iii) the exercise price of options (which under the terms of the Employee Plan could be less than, equal to or greater than the fair market value of the Common Stock on the date of grant), and (iv) the duration of the options (which could not exceed 10 years).

The Employee Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) surrender to the Company of shares of Common Stock, (iii) delivery to the Company of a promissory note, (iv) any other lawful means, or (v) any combination of these forms of payment.

The Company’s Board of Directors is required to make appropriate adjustments to any outstanding options under the Employee Plan to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The Employee Plan also contains provisions addressing the consequences of any

Acquisition Event, which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (ii) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction. Upon the occurrence of an Acquisition Event, all outstanding options are to be assumed, or equivalent options substituted, by the acquiring or succeeding corporation. However, if the acquiring or succeeding corporation does not agree to assume, or substitute for, outstanding options, then the Board of Directors must either accelerate the options to make them fully exercisable prior to consummation of the Acquisition Event. In the event of a Change of Control (as defined in the Employee Plan), all options outstanding under the Employee Plan shall accelerate and become immediately exercisable in full.

PROPOSAL 3:

RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

Subject to ratification by the stockholders, the Board of Directors has selected the firm of PricewaterhouseCoopers LLP, certified public accountants, as independent accountants of the Company for the Company’s 2003 fiscal year. Although stockholder approval of the Board of Directors’ selection of PricewaterhouseCoopers LLP is not required by law, the Board of Directors believes that it is advisable to give the stockholders an opportunity to ratify this selection. If this proposal is not approved, the Board of Directors will reconsider its selection of PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions from stockholders.

OTHER MATTERS

The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy card or in the instructions for authorizing the voting of your shares over the Internet or by telephone to vote, or otherwise act, in accordance with their judgment on such matters.

Annual Report

A copy of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2002 is included with this proxy statement and is incorporated herein by reference.

Solicitation of Proxies

All costs of solicitation of proxies will be borne by the Company. The Company has engaged Regan & Associates, Inc. to assist it with the solicitation of proxies. The Company expects to pay Regan & Associates no more than $6,000 for its services, inclusive of expenses. In addition to solicitation by mail, Regan & Associates and the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile machine and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this regard.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple shareholders in your household. The Company will promptly deliver a separate copy of either document to you if you call or write the Company at the following address or phone number: Lifeline Systems, Inc., 111 Lawrence Street Framingham, MA 01702-8156, Attention: Chief Financial Officer, (508) 988-1000. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address and phone number.

Deadline for Submission of Stockholder Proposals

The Company expects to hold its 2004 Annual Meeting in May 2004 and to mail its proxy statement in connection therewith on or around April 14, 2004. Accordingly, stockholder proposals submitted pursuant to Rule 14a–8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for inclusion in the Company’s proxy materials for its 2004 Annual Meeting of Stockholders must be received by the Chief Financial Officer of the Company at the principal offices of the Company no later than December 16, 2003. Written notice of proposals of Stockholders submitted outside the processes of Rule 14a–8 under the Exchange Act for consideration at the 2002 Annual Meeting must be received on or before March 1, 2004, in order to be considered timely for purposes of Rule 14a–4 under the Exchange Act.

Electronic Voting

If you own your shares of common stock of record, you may authorize the voting of your shares over the Internet or telephonically by following the instructions on the enclosed proxy card. Authorizations submitted over the Internet or by telephone must be received by 5:00 P.M. on May 20, 2003.

Use of these Internet or telephonic voting procedures constitutes your authorization of Registrar and Transfer Company to deliver a proxy card on your behalf to vote at the annual meeting in accordance with your Internet or telephonically communicated instructions. On April 3, 2002, the Company’s Board of Directors amended the Company’s By-Laws to confirm that the delivery of a vote by proxy on behalf of a stockholder consistent with telephonic or the electronically transmitted instructions obtained pursuant to certain procedures that the Company establishes constitutes execution and delivery of a vote by proxy by or on behalf of that stockholder.

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm will provide a vote instruction form to you with this proxy statement, which you may use to direct how your shares will be voted. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

By Order of the Board of Directors,

JEFFREY A. STEIN, Clerk

Framingham, Massachusetts

April 14, 2003

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. ALTERNATIVELY, YOU MAY AUTHORIZE YOUR VOTE OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS IN THE PROXY CARD. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING, AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

Lifeline Systems, Inc.

2000 STOCK INCENTIVE PLAN

1.    Purpose

The purpose of this 2000 Stock Incentive Plan (the “Plan”) of Lifeline Systems, Inc., a Massachusetts corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the “Board”).

2.    Eligibility

(a)    All of the Company’s employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant”.

(b)    Directors who are not also employees of the Company shall be granted, on the sixth business day in each calendar year, options to purchase 5,000 shares of Common Stock at a price equal to 100% of the fair market value of a share of Common Stock on the date of grant. Such options shall become exercisable in three equal installments over a two-year period, with the first installment becoming exercisable on the date of grant and the second and third installments becoming exercisable on the first and second anniversaries of the date of grant, respectively.

3.    Administration, Delegation

(a)    Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b)    Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or executive officer.

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4.    Stock Available for Awards

(a)    Number of Shares. Subject to adjustment under Section 8, the maximum aggregate number of shares of common stock, $0.02 par value per share, of the Company (the “Common Stock”), which may be subject to Awards made under the Plan is 250,000 shares of common stock (plus 45,000 shares which may be issued to non-employee directors pursuant to options granted under the Plan), plus an annual increase to be added on January 1 of each year, beginning in 2004, equal to the least of (i) 250,000 shares, (ii) 2.5% of the outstanding shares on such date, or (iii) a lesser amount determined by the Board. If any Award under the Plan or any Award under any terminated employee benefit plan of the Company expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. As of January 1 of each year, commencing with the year 2004, the aggregate number of shares of Common Stock available for the grant of options under the Plan to non-employee directors shall automatically be increased by the number to cause the total number of shares of Common Stock then available for non-employee directors to be restored to 45,000.

(b)    Per-Participant Limit. Subject to adjustment under Section 8, for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 100,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code (“Section 162(m)”).

5.    Stock Options

(a)    General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b)    Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

(c)    Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

(d)    Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

(e)    Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f)    Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

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(1)    in cash or by check, payable to the order of the Company;

(2)    except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)    provided that the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

(4)    to the extent permitted by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

6.    Restricted Stock

(a)    Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

(b)    Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

7.    Other Stock-Based Awards

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.    Adjustments for Changes in Common Stock and Certain Other Events

(a)    Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in

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capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

(b)    Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

(c)    Acquisition and Change in Control Events

(1)    Definitions

(a)    An “Acquisition Event” shall mean:

(i)	any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property; or

(ii)	any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

(b)    A “Change in Control Event” shall mean:

(i)	the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 30% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

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(ii)	such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii)	the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then- outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then- outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

(2)    Effect on Options

(a) Acquisition Event. Upon the occurrence of an Acquisition Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to an Acquisition Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Acquisition Event also constitutes a Change in Control Event, except to the extent

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specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, such assumed or substituted options shall be immediately exercisable in full upon the occurrence of such Acquisition Event. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

(b)    Change in Control Event that is not an Acquisition Event. Upon the occurrence of a Change in Control Event that does not also constitute an Acquisition Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, all Options then-outstanding shall automatically become immediately exercisable in full.

(3)    Effect on Restricted Stock Awards

(a)    Acquisition Event that is not a Change in Control Event. Upon the occurrence of an Acquisition Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

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(b)    Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then-outstanding shall automatically be deemed terminated or satisfied.

(4)    Effect on Other Awards

(a)    Acquisition Event that is not a Change in Control Event. The Board shall specify the effect of an Acquisition Event that is not a Change in Control Event on any other Award granted under the Plan at the time of the grant of such Award.

(b)    Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any other Award or any other agreement between a Participant and the Company, all other Awards shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award.

(5)    Limitations. Notwithstanding the foregoing provisions of this Section 8(c), if the Change in Control Event is intended to be accounted for as a “pooling of interests” for financial accounting purposes, and if the acceleration to be effected by the foregoing provisions of this Section 8(c) would preclude accounting for the Change in Control Event as a “pooling of interests” for financial accounting purposes, then no such acceleration shall occur upon the Change in Control Event.

9.    General Provisions Applicable to Awards

(a)    Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)    Documentation. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)    Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)    Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e)    Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The

7

Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f)    Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g)    Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)    Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.    Miscellaneous

(a)    No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)    No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c)    Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company’s stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

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(d)    Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders as required by Section 162(m) (including the vote required under Section 162(m)).

(e)    Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts without regard to any applicable conflicts of law.

(f)    Provision for Foreign Participants. The Board of Directors may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

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                                 REVOCABLE PROXY

                             LIFELINE SYSTEMS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 21, 2003
                             10:00 a.m. local time
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints L. Dennis Shapiro, Ronald Feinstein and
Jeffrey A. Stein, and each of them, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of the capital stock of Lifeline Systems, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be
held at Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, on Wednesday,
May 21, 2003 at 10:00 a.m. local time, and at any and all adjournment and adjournments thereof.

     Should the undersigned be present and choose to vote at the Meeting or at any adjournment, or adjournments thereof, and after notification to the Chief
Financial Officer of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Chief Financial
Officer of the Company or by duly executing a proxy bearing a later date. This proxy may also be revoked by accessing the website noted below or by calling the number noted below and following the on-screen or audio instructions.

     The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting and a Proxy Statement.

     Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

            PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                    IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
                     VOTE VIA THE INTERNET OR BY TELEPHONE.

       (Continued, and to be marked, dated and signed, on the other side)

                              FOLD AND DETACH HERE

             LIFELINE SYSTEMS, INC. -- ANNUAL MEETING, MAY 21, 2003

                             YOUR VOTE IS IMPORTANT!

                        https://www.proxyvotenow.com/life

                       You can vote in one of three ways:

1.   Call toll free 1-866-530-2996 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       or

2.   Via the Internet at https://www.proxyvotenow.com/life and follow the instructions.

                                       or

3.   Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

                                 Revocable Proxy
                             Lifeline Systems, Inc.

ANNUAL MEETING OF STOCKHOLDERS
         MAY 21, 2003

Vote MUST be indicated (X) in Black or Blue Ink  [X]

1.   To elect three Class II Directors, each to hold office until the Annual
     Meeting of Stockholders in 2006 and until his or her successor is elected and qualified.

     Nominees:

     (01) Ellen Feingold, (02) Ronald Feinstein, (03) Joseph E. Kasputys, Ph.D.

                          For        Withheld      For All Except
                          [ ]          [ ]             [ ]

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the
"For All Except" box and write that nominee's name in the space provided below.

Exceptions: ________________________________________________________________

2.   To approve the amendment to the            For        Against      Abstain
     Company's 2000 Stock Incentive Plan.       [ ]          [ ]          [ ]

3.   To ratify the selection of PricewaterhouseCoopers LLP as the Company's
     independent accountants for 2003.          For        Against      Abstain
                                                [ ]          [ ]          [ ]

4.   To transact such other business as may properly come before the meeting or any adjournment or adjournments of the meeting.

UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1, 2
AND 3 SET FORTH HEREON.

                 The Board of Directors recommends a vote "FOR"
                       proposals 1, 2 and 3 listed above.

Change of Address/Comments

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Please be sure to sign and date this Proxy in the box below.

Date
     ----------------------------

-------------------------------------------------------------------------------
Stockholder sign above                     Co-holder (if any) sign above

IF YOU WISH TO VOTE BY INTERNET OR TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW

       FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

                          VOTE BY INTERNET OR TELEPHONE
                          24 HOURS A DAY, 7 DAYS A WEEK

You may vote your shares by proxy using any of the following methods. Please consider the convenience of Internet or telephonic voting.

Please have this card handy when you call. You will need it in front of you in order to complete the voting process.

VOTE BY INTERNET : The web address is https://www.proxyvotenow.com/life
                   You will be asked to enter the Control Number
                   (look below at right).

VOTE BY PHONE : You will be asked to enter the Control Number
                   (look below at right).

OPTION A: To vote as the Board of Directors recommends on the proposals, press 1.
                   Your votes will be confirmed.

OPTION B: If you choose to vote on the proposals on your own, press 2.
                   You will hear these instructions:
                   To vote FOR, press 1; to vote WITHHOLD or AGAINST, press 2.
                   To vote FOR ALL EXCEPT or ABSTAIN, press 3 and listen to the instructions.

VOTE BY MAIL : Mark, sign and date the proxy form attached above, detach it, and return it promptly in the enclosed envelope.

If you have submitted your proxy by Internet or by telephone, there is no need for you to mail back the proxy card attached above.

          Call * * * * * Toll Free * * * * * On a Touch Tone Telephone

                            1-866-530-2996 - ANYTIME
                    There is NO CHARGE to you for this call

  INTERNET/TELEPHONE VOTING DEADLINE: 5:00 P.M. Eastern Time on May 20, 2003.

                              THANK YOU FOR VOTING

                 FOR INTERNET/ TELEPHONE VOTING: CONTROL NUMBER